Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Time Warner Inc. of our report dated March 28, 2006 relating to the financial statements and financial statement schedules, which appears in Adelphia Communication Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/  PricewaterhouseCoopers LLP
New York, New York
November 7, 2006